UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017 (September 11, 2017)

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Wall Street – 12th Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

646-205-1603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

The management of Tyme Technologies, Inc. (the “Company”) will present at the Rodman & Renshaw 19th Annual Global Investment Conference on Monday, September 11, 2017 at the Lotte New York Palace Hotel in New York, New York at approximately 9:00 a.m. EDT. The slides that the Company’s management will present are furnished herewith as Exhibit 99.1.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act. This Current Report (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

Set forth below is the exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Slides for the presentation by the Company’s management at the Rodman & Renshaw 19th Annual Global Investment Conference on Monday, September 11, 2017 (such Exhibit 99.1 is furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: September 11, 2017	By:	/s/ Steve Hoffman
Steve Hoffman, Chief Executive Officer